Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-179643 and 333-205952) of Barnes Group Inc. of our report dated June 22, 2016 relating to the financial statements of the Barnes Group Inc. Retirement Savings Plan, appearing in this Form 11-K for the years ended December 30, 2015 and 2014.

/s/ Fiondella, Milone & LaSaracina LLP

Fiondella, Milone & LaSaracina LLP
Glastonbury, Connecticut
June 22, 2016